Exhibit 11.1


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                            CASCADE COMMUNICATIONS CORP.
           Weighted Shares Used in Computation of Earnings per Share

                                                                      Shares
For the year ended December 31, 1994

      Common stock outstanding, beginning of year                    8,828,850
      Weighted average common stock equivalents                     66,442,860
      Weighted average common stock issued during the yea            5,802,654

      Weighted average shares of common stock outstanding           81,074,364

For the year ended December 31, 1995

      Common stock outstanding, beginning of year                   81,487,740
      Weighted average common stock equivalents                      8,100,778
      Weighted average common stock issued during the year           1,631,562

      Weighted average shares of common stock outstanding           91,220,080

For the year ended December 31, 1996

      Common stock outstanding, beginning of year                   83,781,082
      Weighted average common stock equivalents                      9,329,519
      Weighted average common stock issued during the year           4,656,788

      Weighted average shares of common stock outstanding           97,767,389


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